CERTIFICATE OF AMENDMENT No.1 FILED TO MODIFY
            THE CERTIFICATE OF DESIGNATION CREATING SERIES
            B PREFERRED STOCK OF OCG TECHNOLOGY, INC.
            FILED IN THE OFFICE OF THE SECRETARY OF STATE
            OF DELAWARE ON MAY 19, 1994


       OCG TECHNOLOGY, INC. (the "Corporation"), a corporation

organized and existing under and by virtue of the General

Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

       1.  The name of the corporation is OCG Technology, Inc.

       2.  That a Certificate of Designation was filed by the

Secretary of State of Delaware on May 19, 1994 and that said

Certificate requires modification and amendment as permitted by subsection (F) of Section 103 of the General Corporation Law of the

State of Delaware.

       3.  The modifications and amendments of said Certificate to be made are located in Sections 4, 5 and 6 to substitute the issuance of the Common Stock, par value $.01 per share instead of Series B

Common Stock, par value $.01 per share upon any conversion of the

Corporation's Series B Preferred Stock, par value $.10 per share.

             4.  To accomplish the foregoing correction, Sections

4, 5 and 6 of the Certificate of Stock Designation are hereby amended to read as follows:

       "4.Conversion.
          ----------
                   (a) General. Subject to any conditions herein contained, not less than all of the shares of the Series B Preferred Stock shall be converted at any time at the option of not less than all of the holders thereof into fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Corporation upon surrender to the Corporation or its designee of all of the certificates representing the shares to be so converted, together with a written notice of election to convert, and, upon receipt by the Corporation or its designee of such notice and of such surrendered certificates with any appropriate endorsement thereon (as may be prescribed by the Board of Directors), each such holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock into which such shares of Series B Preferred Stock are convertible, and each such holder shall be deemed to be a holder of record of such shares of Common Stock as of the time of such receipt by the Corporation or its designee.

                   (b) Basis for Conversion. The basis for such conversion shall be ten shares of Common Stock for each share of Series B Preferred Stock which is converted. In connection with effecting any transfer to the Corporation for cancellation of any Series B Preferred Stock upon conversion of the same into Common Stock, the Corporation may, but shall not be obliged to, issue a certificate or certificates for fractions of a share of Common Stock; in lieu thereof, the Corporation may pay cash equal to the fair value of such share of Common Stock as determined by the Board of Directors of the Corporation. Except as may otherwise be provided by law, shares of Series B Preferred Stock which have been converted shall be retired and restored to the status of authorized but unissued shares.

                   (c) Reservation of Common Stock for Issuance Upon Conversion. Except as such requirement may otherwise be dispensed with by law, the Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued shares of Common Stock, which shall be issued only in satisfaction of the conversion rights and privileges of the outstanding shares of Series B Preferred Stock, as aforesaid.

                   (d) Reorganization, Reclassification Consolidation, Merger and Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Series B Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in this paragraph and in lieu of shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of a share of Series B Preferred Stock, such share or shares of the stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon conversion of a share of Series B Preferred Stock, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders of shares of Series B
Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion
Rate and of the number of shares receivable upon the conversion of Series B Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of a share or Series B Preferred Stock. The Corporation will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger (if other than the Corporation), or the corporation purchasing such assets, shall, by written instrument in form and substance satisfactory to holders of a majority of the outstanding Series B Preferred Stock (who shall not unreasonably withhold or delay their approval) mailed or delivered to the addresses of such holders appearing on the books of the Corporation, assume the obligation to deliver to such holders such share or shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive. Upon each such adjustment of the basis for conversion, the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to the holders of shares of Series B Preferred Stock at the addresses of such holders as shown on the books of the Corporation. The notice shall state the conversion rate resulting from such adjustment and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                   (e)  Notice.  In case at any time:

                      (i) the Corporation shall declare any cash dividend upon its shares of Common Stock payable at a rate in excess of the rate of the last cash dividend theretofore paid,

                      (ii) the Corporation shall declare any dividend upon its Common Stock payable in stock or authorize any other distribution (other than regular cash dividends) to the holders of its Common Stock,

                      (iii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock or any class or other rights,

                      (iv) there shall be any capital reorganization, or a reclassification of the capital stock of the Corporation or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

                      (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to the holders of Series B Preferred Stock at the addresses of such holders as shown on the books of the Corporation, (A) at least 20 days' prior written notice of the date on which the books of the Corporation shall close and a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Each such notice shall be in accordance with the foregoing clause
(A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. The failure to give any such notice shall not invalidate any such corpo-rate action.

                   (f) Further Adjustments to Basis for Conversion. If any event occurs as to which, in the opinion of the Board of Directors, the other provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not fairly protect the conversion rights of the holders of Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of reducing the basis for conversion as otherwise determined except in the event of a combination of shares.

                   (g) Dissolution, Liquidation and Winding Up. In the event of a judicial or non-judicial dissolution, liquidation or winding-up of the Corporation, the conversion rights and privileges of the holders of Series B Preferred Stock shall terminate on a date, as fixed by the Board of Directors of the Corporation, not more than sixty (60) days and not less than ten (10) days before the date of such dissolution.

                   (h) References to Common Stock. The reference to Common Stock in this Section shall be deemed to include shares of any class into which said Common Stock may be changed.

       5.          Common Stock.   The term "Common Stock" shall mean the
class of Common Stock, par value $.01 per share, currently authorized by the Corporation's Certificate of Incorporation.

       6.          Voting Rights.

                   The holders of shares of the Series B Preferred Stock shall have the right to vote for any purpose on the same basis as the holders of the Corporation's Common Stock."

                   IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Edward C. Levine, its President, and attested to by Jeffrey P. Nelson, its Secretary, this 30th day of July 1996.

                                   /s/Edward C. Levine
                                   ---------------------------
                                   Edward C. Levine, President


Attest:

     /s/Jeffrey P. Nelson
     ----------------------------
     Jeffrey P. Nelson, Secretary